UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 28, 2007

_______________

Millennium India Acquisition Company Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32931	20-4531310
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

330 East 38th Street, Suite 40H New York, NY 10016
(Address of principal executive offices)

Registrant’s telephone number:  (212) 681-6763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 26, 2007, we issued a press release announcing the revenues and net income of SMC Group for the first quarter of fiscal year 2008, which was filed as Exhibit 99.1 to our current report on Form 8-K filed on August 2, 2007.  A table included in the press release erroneously referred to earnings before income taxes as “EBITDA”.  The corrected table appears below, along with additional information on the assumptions underlying the projected financial results and a reconciliation of the historical financial results in such table to the corresponding amounts in the financial statements of SMC Global Securities Ltd. and SAM Global Securities Ltd., audited in accordance with U.S. GAAP.

	Audited results for the fiscal years ended March 31,*			Projected Results for the fiscal years ending March 31,**
$ millions (U.S.)	2005	2006	2007	2008	2009	2010
Revenues	$9.27	$18.38	$34.33	$65.96	$94.99	$128.21
Earnings Before Income Taxes	1.83	7.85	18.50	39.04	58.05	80.96
Net Income	1.20	5.44	13.40	25.78	40.94	57.77

*    These figures represent financial results for the SMC Group on a combined basis for the fiscal years ending March 31, 2005, 2006 and 2007, calculated on the basis of separate historical financial statements prepared in accordance with accounting principles generally accepted in India (Indian GAAP).  Please see below for a reconciliation of these amounts to the corresponding amounts in the financial statements of SMC Global Securities Ltd. and SAM Global Securities Ltd., audited in accordance with U.S. GAAP.

** Assumes:

(a)  an increase in the number of branches to 1,050 by March of 2008, 1,200 by March 2009, and 1,600 by March 2010 (which the SMC Group believes to be a reasonable estimate based on historic growth and market potential);

(b) an annual GDP growth in India of 8% (which the SMC Group believes to be a reasonable estimate based on statistics in the “Economic Survey 2006-2007” published by the Government of India);
(c) the absence of any adverse change in the Indian financial markets; and

(d)  the expansion of the Group’s business into new geographic markets beginning with Dubai in 2007, and including New  York, London, Singapore and Hong Kong by 2009/2010 (which the SMC Group believes to be reasonable based on past performance and market potential).

The following table includes a reconciliation of the results presented above to the corresponding amounts in the financial statements of SMC Global Securities Ltd. and SAM Global Securities Ltd., audited in accordance with U.S. GAAP.

	FY 2005			FY 2006			FY 2007
Particulars	Revenues	Earnings before Income Taxes	Net Income	Revenues	Earnings before Income Taxes	Net Income	Revenues	Earnings before Income Taxes	Net Income
Financials included in table above (Provisional March 31, 2007 Indian GAAP accounts)	9.27	1.83	1.20	18.38	7.85	5.44	34.33	18.50	13.40
Adjusted Final US GAAP PWC figures for SAM Global and SMC Global	9.05	3.67	2.24	17.27	6.94	4.86	24.18	10.41	9.03
Difference	0.22	(1.84)	(1.04)	1.11	0.91	0.58	10.15	8.09	4.37
Due to legal entity structure as at March 31, 2007, financials of SMC Comtrade Ltd. were accounted by PwC using the Equity method. As of April 26, 2007 SMC Comtrade became a fully owned subsidiary of the SMC Group (i.e. SMC Global + SAM Global). (MIAC would have 14.9% ownership in all SMC businesses)	0.40	0.01	0.01	1.90	0.74	0.49	7.78	5.69	4.49
Due to legal entity structure as at March 31, 2007, financials of SMC Comex International DMCC+ Nexgen Capitals Ltd. + DSP Insurance brokers (P) Ltd. were accounted by PwC using the Equity method. Post March 31, 2007, these companies will become fully owned subsidiaries of the SMC Group (i.e. SMC Global + SAM Global). (Millennium would have 14.9% ownership in all SMC businesses)	-	-	-	-	-	-	0.68	0.20	0.19
Differences In Provisional & Audited accounts as on March 31, 2007	-	-	-	-	-	-	0.33	0.40	0.27
Differences in Indian GAAP and US GAAP	(0.18)	(1.85)	(1.03)	(0.79)	0.17	0.30	0.71	1.53	1.18
Currency differences (PWC assumed an exchange rate of 1 USD = INR 43.10 and SMC’s management assumed an exchange rate of 1 USD = INR 42)	-	-	-	-	-	-	0.65	0.28	0.19
Extraordinary gain	-	-	-	-	-	-	-	-	(0.25)
Share of Equity investments	-	-	(0.01)	-	-	(0.21)	-	-	(1.70)
Total	0.22	(1.84)	(1.04)	1.11	0.91	0.58	10.15	8.09	4.37

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Millennium and the SMC Group.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of Millennium and the SMC Group’s management, are subject to risks and uncertainties which could cause actual results to differ materially from the forward-looking statements. These risk factors and other cautionary language are detailed in Millennium’s filings with the Securities and Exchange Commission, including its preliminary proxy statement, as originally filed on August 17, 2007 and amended on November 1, 2007, and reports on Form 10-Q and Form 10-K.  The information set forth herein should be read in light of such risks.

Our stockholders and other interested parties are urged to read the proxy statement regarding the proposed transaction with the SMC Group because it contains important information.  Copies of the preliminary proxy statement and other relevant documents are available without charge online at the Securities and Exchange Commission’s website (http://www.sec.gov) and by mail through requests to Millennium India Acquisition Company Inc., 159 South Drive, Manhasset Hills, NY 11040, attention: F. Jacob Cherian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium India Acquisition Company Inc.

Dated: November 28, 2007	By:	/s/ F. Jacob Cherian
F. Jacob Cherian
President and Chief Executive Officer